Exhibit 99.1


                 Tenant Informs BF Enterprises, Inc. of Intention Not
                          To Renew Lease in February 2005


For Immediate Release
Monday, September 29, 2003


         SAN FRANCISCO, CA (September 29, 2002) - BF Enterprises, Inc. (NASDAQ:
NMS Symbol: BFEN) announced today that representatives of Bank One, Arizona, NA, a subsidiary of Bank One Corporation ("Bank One"), orally informed the Company on September 25, 2003 that Bank One does not intend to exercise its renewal option under the lease agreement covering the Company's 220,000 square foot commercial building on 16-acres located in Tempe, AZ. The current ten (10) year lease term expires on February 28, 2005.

         The Company will begin to market immediately its Tempe property to prospective tenants.

         BF Enterprises, Inc. is a San Francisco-based real estate holdings and development company.

         Certain information contained in this news release may be deemed forward-looking statements regarding events and financial trends that may affect the Company's future operating results or financial positions. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which speak only as of the date made, involve risks and uncertainties, including, but not limited to, competition, general economic conditions, ability to manage and continue growth and other factors detailed in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

         The Company specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


Contact:          Douglas Post
                  Vice President and Chief Financial Officer
                  BF Enterprises, Inc.
                  (415) 989-6580